UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 28, 2020
GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1332 Londontown Blvd., Sykesville, MD 21784
(Address of principal executive offices and zip code)

(410) 970-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 Par Value	GVP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Eighth Amendment and Reaffirmation Agreement

On August 28, 2020, GSE Systems, Inc. (“GSE”) and its wholly owned subsidiary GSE Performance Solutions (“Performance Solutions” and collectively with GSE, the “Company”), GSE True North Consulting, LLC (“True North”), Hyperspring, LLC (“Hyperspring”), Absolute Consulting, Inc. (“Absolute”), and DP Engineering, LLC (“DP Engineering”, and together with True North, Hyperspring, and Absolute, the “Guarantors” and each a “Guarantor”), entered into an Eight Amendment and Reaffirmation Agreement (the “Eighth Amendment”) with Citizens Bank, National Association (the “Bank”), effective as of June 29, 2020, amending and reaffirming the Company’s existing Amended and Restated Credit and Security Agreement with the Bank (the “Credit Agreement”) effective on and as of May 11, 2018.

The Eighth Amendment amends certain provisions in the Credit Agreement including the following:

•
The Bank waived the Excess Cash Flow (as defined in the Credit Agreement) payment due under Section 2.2.4 of the Credit Agreement by the Company to the Bank for the fiscal year ending on December 31, 2020.

•
The repayment terms were amended to require that, notwithstanding anything set forth in Section 2.6 of the Credit Agreement to the contrary, upon the earlier of (i) the receipt by Company of funds from GSE Power Systems AB or (ii) September 30, 2020, the Company shall prepay the Loans (as defined in the Credit Agreement) in an aggregate principal amount equal to $3,000,000 (the “Loan Repayment”), which shall be made in accordance with Section 2.7 of the Credit Agreement.  The Loan Repayment shall be applied to prepay the Delayed Draw Term Loans (as defined in the Credit Agreement) in full, and the remaining balance of the Loan Repayment shall be applied to prepay the RLOC (as defined in the Credit Agreement).  For the avoidance of doubt, the Loan Repayment applied to prepay the RLOC may be reborrowed by the Company.  Failure by the Company to make the Loan Repayment shall result in an immediate Event of Default (as defined in the Credit Agreement.

•
Section 7.1 of the Credit Agreement was amended to (i) reset the minimum Fixed Charge Coverage Ratio requirement to 1.00:1.00, (ii) suspend the Fixed Charge Coverage Ratio (as defined in the Credit Agreement) testing until the period ending December 31, 2021 and (iii) exclude the Company’s liabilities and expenses under the PPP Loan from the calculation of Fixed Charge Coverage Ratio (as defined in the Credit Agreement) until, and only to the extent it has been finally determined that, ten percent (10%) or more of the PPP Loan will not be forgiven pursuant to Section 1106 of the CARES Act.

•
Section 7.2 of the Credit Agreement was amended to (i) suspend the Leverage Ratio testing until the period ending March 31, 2021, (ii) modify the maximum Leverage Ratio (as defined in the Credit Agreement) requirement to  (A)  3.00 to 1.00 for the period ending on March 31, 2021, (B) 2.75 to 1.00 for the period ending on June 30, 2021, (C) 2.50 to 1.00 for the period ending on September 30, 2021, and (D) 2.00 to 1.00 for the period ending December 31, 2021 and for the periods ending on each December 31st, March 31st, June 30th and September 30th thereafter and (iii) exclude the Company’s liabilities and expenses under the PPP Loan from the calculation of Leverage Ratio for any period of time of determination unless, until and only to the extent it has been finally determined that ten percent (10%) or more of the PPP Loan will not be forgiven pursuant to Section 1106 of the CARES Act.

•	Section 7.4 of the Credit Agreement was deleted and reserved.

•
Section 7.5 of the Credit Agreement was amended to (i) reduce the Company’s and its Subsidiaries’ (as defined in the Credit Agreement) minimum USA Liquidity (as defined in the Credit Agreement) to at least $3,500,000.00 in the aggregate and (ii) changed the date of the commencement of bi-weekly testing to as of the fifteenth (15th) and the last day of each month beginning on September 15, 2020 and thereafter.

The Company and each Guarantor also made customary affirmations, ratifications, representations and warranties typical for an amendment and reaffirmation of a financing of this type. Finally, the effectiveness of the Eight Amendment was made contingent upon (i) the execution and delivery of the Credit Agreement, (ii) the execution and delivery of the Collateral Assignment Termination Agreement by Performance Solutions and (iii) the Company’s payment of $7,000,000 to be applied first to the Hedging Contract (as defined in the Credit Agreement), and second to the repayment of the Term Loan Facility (as defined in the Credit Agreement), and (iv) the Company’s payment of a $10,000 amendment fee to the Bank.

The foregoing description of the Eighth Amendment does not purport to be complete and is qualified in its entirety by reference to the Eighth Amendment, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GSE SYSTEMS, INC.
By:
/s/ Daniel Pugh
Daniel Pugh
Secretary, Chief Legal and Risk Officer
September 03, 2020